Exhibit 10.16

Lamar Advertising Company
Non-Management Director Compensation Plan
(effective October 1, 2004)

Director Fees

Recipient	Annual Fee		Payment Schedule
Each non-management director	$36,000	*	monthly
Chair of Compensation Committee and Nominating and Governance Committee[1]	$4,500		quarterly
Each member of the Audit Committee	$9,000		quarterly
Chair of the Audit Committee	$9,000		quarterly

*Non-management directors are also reimbursed for travel expenses incurred to attend board meetings.

Stock Options

      At the discretion our Compensation Committee, our independent, non-management directors may also receive option grants from time to time.

[1]	The same director currently serves as chair of both committees.